UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

I-MINERALS INC.
(Exact name of registrant as specified in its charter)

CANADA	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 880, 580 Hornby Street Vancouver, BC		V6E 3M4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 9, 2015, I-Minerals Inc. (the “Company”) closed its loan agreement dated February 18, 2015 (the “Loan Agreement”) with BV Lending, LLC (the “Lender”), a company controlled by Allen Ball, a director of the Company, pursuant to which up to USD $4,463,000 will be advanced to the Company in tranches (of which USD $617,000 has been advanced to date), such advances to be considered secured loans accruing interest at the rate of 12% per annum calculated and paid semi-annually from the date of each advance. At the Lender’s election, it may direct that the Company pay the interest either in cash or in common shares of the Company; if interest is paid in shares, they will be issued at a deemed price per share equal to the greater of (i) the “Discounted Market Price” of the Company’s shares (as defined in TSX Venture Exchange – the “Exchange” - Policy 5.1) as of the date of the news release announcing the specific debt settlement; and (ii) the volume weighted average trading price (“VWAP”) of the Company’s shares over the 20 trading days prior to the date such interest becomes payable.

As additional consideration for such advances, up to 1,889,095 bonus shares and up to 1,889,095 bonus warrants may be issued to the Lender, representing 7.5% of the amount of the advances as provided for in Exchange Policy 5.1 divided by the CAD $0.22, being the “market price” of the Company’s shares (as defined in Exchange Policy 1.1) as of February 18, 2015.  Each bonus warrant will entitle the holder to purchase one common share of the Company at a price equal to the greater of:

(a)	the “market price” of the Company’s shares (as defined in Exchange Policy 1.1) as of the close of business on the date of the advance in question; and

(b)	the volume weighted average trading price of the Company’s shares over the 20 trading days prior to the date of said advance; but

(c)	subject to a minimum exercise price of CAD $0.22 per share, as provided for in Exchange Policy 5.1;

for a period expiring on the earlier of:

(d)	December 1, 2018; and

(e)	the date the amount of the advance, together with all accrued interest thereon, has been repaid in full.

While any of the principal amount of the indebtedness under the new loan agreement remains outstanding, the Company will, if requested by the Lender, include an individual designated by the Lender as a nominee for director at the Company’s next annual general meeting subsequent to said request.

The Loan Agreement also provides that the Company will repay the principal amount of each advance, together with all accrued and unpaid interest thereon, in tranches within 24 months after the date of the last advance pursuant to the Loan Agreement; provided that:

(a)	in the event the Company enters into a joint venture agreement for the continued development of its Bovill Kaolin Project in Idaho, payments received pursuant to the joint venture agreement will be applied to reduce the indebtedness under the loan agreement;

(b)	in the event the Company receives the requisite financing for the capital expenditures required to put the Bovill Kaolin Project into full commercial production, the indebtedness under the Loan Agreement will become due and payable 5 business days from the closing of such financing;

(c)	in the event a person currently not related to the Company requires more than 40% of the issued and outstanding shares of the Company, the indebtedness under the Loan Agreement will, at the Lender’s election and in its sole discretion, become immediately due and payable;

(d)	in the event the Company completes any equity financing with a person or persons not currently related to the Company, a sliding scale percentage of the net proceeds received by the Company from any such financing will be applied against the indebtedness pursuant to the Loan Agreement.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

The above summary is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which are filed as exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 7 – REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 10, 2015, the Company issued a news release announcing the closing of the Loan Agreement.  See “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” above.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Loan Agreement dated as of February 18, 2015 between the Company, i-minerals USA Inc. and BV Lending, LLC.
99.1	News Release dated March 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.
Date: March 10, 2015
	By:	/s/ Thomas Conway
Thomas Conway
Chief Executive Officer and President